Exhibit 10.9

PLEDGE AGREEMENT
by
SOLUTIA INC.
and
THE SUBSIDIARIES PARTY HERETO,
as Pledgors,
and
CITIBANK, N.A.,
as Collateral Agent

Dated as of February 28, 2008

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Page
SECTION 24. Intercreditor Agreement Governs	13
SECTION 25. Delivery of Collateral	13
SECTION 26. Conflicts	13
SCHEDULES

Schedule I Schedule II	Subsidiary Guarantors Pledged Stock and Debt Securities

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This instrument, the rights and obligations evidenced hereby, and the liens created hereunder, are subordinate in the manner and to the extent set forth in the Intercreditor Agreement, dated as of February 28, 2008, by and among SOLUTIA INC., a Delaware corporation (the “Company”), each of the Company’s Subsidiaries party thereto from time to time and CITIBANK, N.A. (“Citi”), in its capacity as administrative agent for the holders of the Term Loan Obligations (as defined in such Intercreditor Agreement), and as collateral agent for the holders of the Term Loan Obligations, Citi, in its capacity as administrative agent for the holders of the Revolving Credit Obligations (as defined in such Intercreditor Agreement), and as collateral agent for the holders of the Revolving Credit Obligations, as amended from time to time; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Intercreditor Agreement.
PLEDGE AGREEMENT
     PLEDGE AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of February 28, 2008 among SOLUTIA INC., a Delaware corporation (the “Borrower”), each Subsidiary of the Borrower listed on Schedule I hereto (collectively, together with each Subsidiary that becomes a party hereto pursuant to Section 22 of this Agreement, the “Subsidiary Guarantors” and, together with the Borrower, the “Pledgors”), and CITIBANK, N.A. (in such capacity, together with its successors in such capacity, the “Collateral Agent”) as collateral agent for the Secured Parties (as defined in the Revolving Credit Agreement referred to below).
R E C I T A L S
          A. The U.S. Borrower, SOLUTIA EUROPE SA/NV, a Belgian limited liability company and FLEXSYS SA/NV, a Belgian limited liability company (the “European Borrowers”), Citibank, N.A., as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”) for the Lenders (as defined herein) and Citibank, N.A., as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent‘”) for the Lenders, the lending institutions from time to time party thereto (the “Lenders”) and the other agents party thereto have entered into that certain Revolving Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), providing for the making of Loans to the Borrower and the European Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Revolving Credit Agreement.
          B. Each Subsidiary Guarantor has, pursuant to the Guarantee Agreement, dated as of the date hereof, among other things, unconditionally guaranteed (i) the obligations of the U.S. Borrower and the European Borrowers under the Revolving Credit Agreement and (ii) the obligations of each other Subsidiary Guarantor under the Guarantee Agreement.
          C. The U.S. Borrower and each Subsidiary Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations of the Borrowers under the Revolving Credit Agreement and are, therefore, willing to enter into this Agreement.
          D. Contemporaneously with the execution and delivery of this Agreement, the Borrower and the Subsidiary Guarantors have executed and delivered to the Collateral Agent a Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).
          E. This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of the Obligations.

          Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Revolving Credit Agreement.
          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby and the Collateral Agent hereby agree as follows:
          SECTION 1. Pledge. (a) The following liens are hereby granted:
          (i) As collateral security for the payment and performance, in full of all the Obligations, each Pledgor hereby pledges and grants to the Collateral Agent, for the ratable benefit of Secured Parties, a lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under (a) all the shares of capital stock and other Equity Interests owned by it, including those listed on Schedule II hereto and any shares of capital stock and other Equity Interests obtained in the future by such Pledgor and the certificates, if any, representing all such shares or interests (collectively, the “Pledged Stock”); (b)(i) all debt securities owned by it listed opposite the name of the Pledgor on Schedule II hereto, (ii) all debt securities in the future issued to the Pledgor and (iii) all promissory notes and any other instruments evidencing such debt securities (collectively, the “Pledged Debt Securities” and together with the Pledged Stock, the “Pledged Securities”); (c) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above; (d) all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any and all of the foregoing (all the foregoing, collectively, the “Securities Collateral”); provided, however, that, the term “Securities Collateral” shall not include (i) to the extent such pledge would, in the good faith judgment of the Pledgor reasonably be expected to result in material adverse tax consequences to the Borrower or its Restricted Subsidiaries, more than 65% of the issued and outstanding shares of the Equity Interests entitled to vote of any first tier Non-US Restricted Subsidiary; (ii) the Equity Interests of any Excluded Subsidiary; (iii) the Equity Interests of any Excluded Joint Venture and (iv) any Equity Interests or debt securities owned by such Pledgor if and to the extent that the grant of the security interest shall, after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law, (A) constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of such Pledgor therein, (B) constitute or result in a breach or termination pursuant to the terms of, or a default under, any such Equity Interest or debt securities, (C) be void or illegal under any applicable governmental law, rule or regulation, or (D) be prohibited by (i) the organizational documents of the issuer of such Equity Interests or debt securities or (ii) agreements among the equity holders of the issuer of such Equity Interests or debt securities, in each case, as in effect on the Closing Date.
          (b) Upon delivery to the Collateral Agent, (a) any certificated Pledged Securities now or hereafter included in the Securities Collateral shall be accompanied by stock powers duly executed in blank or other similar instruments of transfer reasonably satisfactory to the Collateral Agent and (b) all other property comprising part of the Securities Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor. Each subsequent delivery of Pledged Securities shall be accompanied by a schedule describing the securities then being pledged hereunder, which schedule shall be attached hereto as a supplement to Schedule II and made a part hereof. Each schedule so delivered shall supplement any prior schedules so delivered.

          TO HAVE AND TO HOLD the Securities Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent for the benefit of the Secured Parties; subject, however, to the terms, covenants and conditions hereinafter set forth.
          SECTION 2. Delivery of the Securities Collateral. (a)  Each Pledgor agrees to promptly deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Securities Collateral, other than those Pledged Securities to be held in a Securities Account which Securities Account will be subject to a Control Agreement (as defined in the Security Agreement) pursuant to the terms of the Security Agreement.
          (b) Each Pledgor will cause any Indebtedness for borrowed money owed to such Pledgor by any Person to be evidenced by a duly executed promissory note that is pledged to the Collateral Agent for the benefit of the Secured Parties and delivered to the Collateral Agent pursuant to the terms hereof (provided that this clause (b) shall not apply to any such Indebtedness in an aggregate principal amount less than $500,000 owing by any Person that is not a Subsidiary); provided, that, except with respect to promissory notes representing, individually or in the aggregate, Indebtedness of more than $1,000,000, such promissory notes shall be required to be delivered to the Collateral Agent only on each date on which financial statements are required to be delivered under Section 5.01(a) or (b) of the Credit Agreement; provided further, that, to the extent that any such promissory note constitutes an Intercompany Note and to the extent that any Pledgor is required hereunder to deliver any such Intercompany Note to the Collateral Agent for purposes of possession, such Pledgor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to the Collateral Agent of the Master Intercompany Note.
          (c) If any Equity Interests now or hereafter acquired by any Pledgor constituting Pledged Stock are uncertificated, such Pledgor shall comply with its obligations under Section 3.05(c) of the Security Agreement.
          (d) Prior to the Discharge of Term Loan Obligations, to the extent any Pledgor is required hereunder to deliver Fixed Asset Collateral to the Collateral Agent for purposes of possession and is unable to do so as a result of having previously delivered such Fixed Asset Collateral to any of the Term Loan Agents in accordance with the terms of the Term Loan Security Documents, such Pledgor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to such Term Loan Agents, acting as a gratuitous bailee and/or sub-agent of the Collateral Agent in accordance with the terms of the Intercreditor Agreement.
          SECTION 3. Representations, Warranties and Covenants. Each Pledgor hereby represents, warrants and covenants, as to itself and the Securities Collateral pledged by it hereunder, to and with the Collateral Agent that:
     (a) as of the date hereof the Pledged Stock represents that percentage as set forth on Schedule II of the issued and outstanding shares of each class of the capital stock or other Equity Interests of the issuer with respect thereto;
     (b) such Pledgor (i) is, as of the date hereof, the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II, (ii) holds the Pledged Securities free and clear of all Liens, other than the Liens created hereunder and Liens permitted by Section 6.02(v),

6.02(ix) and 6.02(xviii) of the Revolving Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Securities Collateral, except as permitted by the Revolving Credit Agreement, and (iv) subject to Section 2 and Section 5, will cause any and all Securities Collateral, whether for value paid by such Pledgor or otherwise, to be promptly deposited with the Collateral Agent and pledged or assigned hereunder;
     (c) as of the date hereof, except as set forth in the proviso to Section 1(a)(i), the Pledged Stock and Pledged Securities set forth on Schedule II constitute all of the shares of capital stock and other Equity Interests and all debt securities owned by such Pledgor that are not included in the definition of Collateral under the Security Agreement;
     (d) such Pledgor (i) has the power and authority to pledge the Securities Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement or Liens permitted by Section 6.02(v), 6.02(ix) and 6.02(xviii) of the Revolving Credit Agreement), however arising, of all Persons whomsoever;
     (e) by virtue of (i) the execution and delivery by the Pledgors of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Securities Collateral are delivered to the Collateral Agent in accordance with this Agreement or (ii) in the case of uncertificated Equity Interests, the filing of a UCC financing statement in such Pledgor’s jurisdiction of organization or formation, the Collateral Agent will obtain a valid and perfected lien upon and first priority (subject in priority only to Liens securing the “Obligations” (as defined in the Term Loan Credit Agreement) under the Term Loan Credit Agreement) security interest in such Pledged Securities as security for the payment and performance of the Obligations, subject only to Liens securing the “Obligations” (as defined in the Term Loan Credit Agreement) under the Term Loan Credit Agreement; provided, however, that, for the avoidance of doubt, the representations set forth in this clause (e) shall not be made with respect to, or construed in accordance with, the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia;
     (f) all of the Pledged Stock issued by a corporation has been duly authorized and validly issued and is fully paid and, to the extent applicable, nonassessable;
     (g) all of the Pledged Debt Securities issued by any Pledgor have been duly authorized, executed and delivered and are the enforceable obligations of the issuer thereof subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
     (h) all information set forth herein relating to the Pledged Securities is accurate and complete in all material respects as of the date hereof.
          SECTION 4. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Collateral Agent; provided that the Collateral Agent shall only exercise such right to hold the Pledged Securities in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent) if an Event of Default has occurred and is continuing. After the occurrence and during the continuance of an Event of Default, each Pledgor will promptly provide the Collateral Agent with copies of any written notices or other written communications received by it with respect to Pledged Securities registered in the name of such Pledgor. After the occurrence and during the continuance of any Event of Default, the Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
          SECTION 5. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:
     (i) Each Pledgor shall have the right to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Revolving Credit Agreement and the other Loan Documents; provided, however, that such Pledgor will not be entitled to exercise any such right if the result thereof would reasonably be expected to materially and adversely affect the rights and remedies of any of the Secured Parties under this Agreement, the Revolving Credit Agreement or any other Loan Document or the ability of the Collateral Agent or any other Secured Parties to exercise the same;
     (ii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below; and
     (iii) Subject to the next sentence, each Pledgor shall be entitled to receive and retain any and all cash dividends, interest, principal and other amounts paid on the Pledged Securities to the extent and only to the extent that such cash dividends, interest, principal and other amounts are permitted by, and otherwise paid in accordance with, the terms and conditions of the Revolving Credit Agreement, the other Loan Documents and applicable laws. All noncash dividends, interest, principal and other amounts, and all dividends, interest, principal and other amounts paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or re ceived in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Securities Collateral, and, if received by any Pledgor, shall be promptly delivered to the Collateral Agent in the same form as so received (with any necessary endorsement); provided that dividends, interest, principal and other amounts paid in cash shall be required to be delivered to the Collateral Agent only after the occurrence and during the continuance of any Event of Default.
          (b) Upon the occurrence and during the continuance of an Event of Default all rights of any Pledgor to dividends, interest, principal or other amounts that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the

Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other amounts. All dividends, interest, principal or other amounts received by the Pledgor contrary to the provisions of this Section 5 shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall within five (5) Business Days after receipt thereof be delivered to the Collateral Agent in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be applied in accordance with the provisions of Section 7. The Collateral Agent shall be under no obligation with respect to the investment of such cash dividends, interest or principal, including, for the avoidance of doubt, any requirement to invest such cash dividends, interest or principal in any class of investment, interest-bearing or otherwise.
          (c) Upon the occurrence and during the continuance of an Event of Default and following written notice from the Collateral Agent to Pledgor, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting, managerial and consensual rights and powers; provided that any failure by Collateral Agent to give such written notice to Pledgor shall not limit or otherwise affect any of Collateral Agent’s rights and remedies hereunder. After all Events of Default have been cured or waived, such Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above and receive the payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights, which it would be authorized to receive and retain pursuant to the terms of paragraph (a)(iii) above.
          SECTION 6. Remedies upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell or otherwise dispose of the Securities Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
          The Collateral Agent shall give a Pledgor 10 days’ prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions (the “UCC”)) of the Collateral Agent’s intention to make any sale or other disposition of such Pledgor’s Securities Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Securities Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Securities Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Securities Collateral if it shall deter-

mine not to do so, regardless of the fact that notice of sale of such Securities Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Securities Collateral is made on credit or for future delivery, the Securities Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Securities Collateral so sold and, in case of any such failure, such Securities Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Securities Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor. For purposes hereof, (a) a written agreement to purchase the Securities Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) no Pledgor shall be entitled to the return of the Securities Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Securities Collateral and to sell the Securities Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.
          Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral conducted without prior registration or qualification of such Securities Collateral under the Federal Securities Laws and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Federal Securities Laws) and, notwithstanding such circumstances, each Pledgor agrees that the fact that any such sale is conducted as a private sale shall not, in and of itself, cause such sale to not be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Federal Securities Laws or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral, upon written request, each Pledgor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company, in each case, which is a Subsidiary of such Pledgor, from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Securities Collateral which may be sold by the Collateral Agent in exempt transactions under the Federal Securities Laws and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
          SECTION 7. Application of Proceeds of Sale. The proceeds of any sale of Securities Collateral pursuant to Section 6, as well as any Securities Collateral consisting of cash, shall be applied by the Collateral Agent as provided in the Security Agreement.
          SECTION 8. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem reasonably necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest, provided that the Collateral Agent shall only take any action pursuant to such appointment upon the occurrence and during the continuation of an Event of Default. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Securities Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Securities Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Securities Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith.
          SECTION 9. Waivers; Amendment. (a)  No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Pledgor in any case shall entitle such Pledgor or any other Pledgor to any other or further notice or demand in similar or other circumstances.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into in accordance with Section 9.08 of the Revolving Credit Agreement.

          SECTION 10. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Federal Securities Laws or equivalent legislation in any other jurisdiction with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws or equivalent legislation in any other jurisdiction might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent was to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will represent and agree, among other things, to acquire such Pledged Securities for their own account for investment, and not with a view to the distribution or resale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Securities Collateral so sold. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were a public sale or if more than a single purchaser were approached. The provisions of this Section 10 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.
          SECTION 11. Registration, etc. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, if for any reason the Collateral Agent desires to sell any of the Pledged Securities of the Borrower at a public sale, it will, at any time and from time to time, upon the reasonable written re quest of the Collateral Agent, use its commercially reasonable efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute, file and/or cause to become effective such documents as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Securities. Each Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling Persons (collectively, “indemnitees”) from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and out-of-pocket expenses to the Collateral Agent of legal counsel) and claims (including the reasonable costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use its reasonable best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor will bear all reasonable costs and expenses of carrying out its obli-

gations under this Section 11. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 11 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 11 may be specifically enforced.
          SECTION 12. Termination or Release. (a) This Agreement and the security interests granted hereby (i) shall automatically terminate when all the Obligations (other than unasserted contingent indemnification obligations not due and payable) have been paid in full (at which time the Collateral Agent shall execute and deliver to each Pledgor, at such Pledgor’s expense, all UCC termination statements or their equivalent in any other jurisdiction and other documents which such Pledgor shall reasonably request to evidence such termination) and (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment in respect of any Obligation is rescinded or must otherwise be restored by any Secured Party upon any bankruptcy or reorganization of any Pledgor or otherwise. Any execution and delivery of termination statements or documents pursuant to this Section 12(a) shall be without recourse to or warranty by the Collateral Agent. A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interests in the Collateral of such Subsidiary Guarantor shall be automatically released in the event that the Equity Interests of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of pursuant to a transaction permitted under the Revolving Credit Agreement to a Person that is not an Affiliate of Borrower such that such Person is no longer a Restricted Subsidiary of Borrower.
          (b) Upon any sale or other transfer by any Pledgor of any Securities Collateral that is permitted under the Revolving Credit Agreement to any Person that is not a Loan Party, or upon the effectiveness of any written consent to the release of the security interests granted hereby in any Securities Collateral pursuant to Section 9.08 of the Revolving Credit Agreement, the security interests in such Securities Collateral shall be automatically released.
          (c) In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents, including the certificates representing the applicable Pledged Securities that have been delivered to the Collateral Agent or, in the event of any such certificate has been lost, mutilated or destroyed, an affidavit of lost certificate, that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 12 shall be without recourse to or warranty by the Collateral Agent.
          SECTION 13. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Revolving Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it c/o the Borrower at the Borrower’s address as provided in Section 9.01 of the Revolving Credit Agreement, with a copy to the Borrower.
          SECTION 14. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in writing in connection with the administration and enforcement of this Agreement or with respect to the Securities Collateral or any part thereof or in order to assure and confirm unto the Collateral Agent, its rights and remedies hereunder.

          SECTION 15. Binding Effect; Several Agreement. This Agreement shall be binding upon each Pledgor and the Collateral Agent and their respective successors and permitted assigns, and shall inure to the benefit of each Pledgor, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Pledgor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Securities Collateral (and any such assignment or transfer shall be void) except as permitted by the Revolving Credit Agreement or any other Loan Document. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.
          SECTION 16. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by any Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.
          (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. It is understood and agreed among the parties that this Agreement shall create separate security interests in the Securities Collateral securing the Obligations as provided in Section 1, and that any determination by any court with jurisdiction that the security interest securing any Obligation or class of Obligations is invalid for any reason shall not in and of itself invalidate the Security Interests securing any other Obligations hereunder.
          SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (e.g., “PDF” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 19. Rules of Interpretation. The rules of interpretation specified in the Revolving Credit Agreement (including Section 1.03 thereof) shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 20. Jurisdiction; Consent to Service of Process.
          (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevoca-

bly and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Pledgor or its properties in the courts of any jurisdiction.
          (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.15 of the Revolving Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 21. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.
          SECTION 22. Additional Pledgors. To the extent any Subsidiary shall be required to become a Pledgor pursuant to any Loan Document, upon execution and delivery by the Collateral Agent and such Subsidiary of an instrument in the form of Annex I attached to the Security Agreement, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any such instrument shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.
          SECTION 23. Financing Statements. Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Securities Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, and (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Securities Collateral as “all personal property of the debtor whether now owned or hereafter acquired”(or using words of similar import). Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon written request. Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements relating to the Collateral if filed prior to the date hereof.

          SECTION 24. INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, AND SHALL HAVE THE RELATIVE PRIORITIES SET FORTH THEREIN. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
          SECTION 25. Delivery of Collateral. Prior to the Discharge of Term Loan Obligations, to the extent any Grantor is required hereunder to deliver Fixed Asset Collateral to the Collateral Agent for purposes of possession and control and is unable to do so as a result of having previously delivered such Collateral to any of the Term Loan Agents in accordance with the terms of the Term Loan Security Documents, such Grantor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to such Term Loan Agents, acting as a gratuitous bailee and/or sub-agent of the Collateral Agent in accordance with the terms of the Intercreditor Agreement.
          SECTION 26. Conflicts. In the case of any conflict between this Agreement and the Revolving Credit Agreement, the provisions of the Revolving Credit Agreement shall govern.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SOLUTIA INC.

By:	/s/James A Tichenor

	Name:	James A Tichenor
	Title:	Authorized Officer

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BEAMER ROAD MANAGEMENT COMPANY
CPFILMS INC.
FLEXSYS AMERICA CO.
FLEXSYS AMERICA L.P.
by FLEXSYS AMERICA CO.,
its general partner
MONCHEM INTERNATIONAL, INC.
SOLUTIA BUSINESS ENTERPRISES INC.
SOLUTIA GREATER CHINA, INC.
SOLUTIA INTER-AMERICA, INC.
SOLUTIA OVERSEAS, INC.
SOLUTIA SYSTEMS, INC.

By:	/s/James A. Tichenor Name: James A. Tichenor
Title: Authorized Officer

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CITIBANK, N.A.,
as U.S. Collateral Agent

By:	/s/David Jaffe

	Name:	David Jaffe
	Title:	Director/Vice President

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